Exhibit 24.2C

ASSISTANT SECRETARY'S CERTIFICATE

I, Rhonda Matty, Assistant Secretary of Asset Backed Securities Corporation, hereby certify that the copy of the resolutions attached hereto is a true, correct and complete copy of resolutions adopted by the Board of Directors of Asset Backed Securities Corporation by unanimous written consent in lieu of a meeting on March 5, 2009. Such resolutions have not been amended or modified and are now in full force and effect in the form attached.

IN WITNESS WHEREOF, I have hereunto set my hand as of this 5th day of March, 2009.

/s/ Rhonda Matty
Assistant Secretary

WRITTEN CONSENT OF THE BOARD OF DIRECTORS
OF ASSET BACKED SECURITIES CORPORATION

The undersigned, being all of the members of the Board of Directors of Asset Backed Securities Corporation, a Delaware corporation, hereby consent to and take the following action pursuant to Section 141 of the Delaware General Corporation Law:

WHEREAS, the Board of Directors has determined that it is in the best interests of Asset Backed Securities Corporation (the “Company”) that it continue, from time to time, to effect the issuance of, and offer for sale, mortgage and manufactured housing contract pass-through certificates (the “Certificates”) and mortgage-backed notes (the “Notes”) to be issued in series (each a “Series”) by one or more trusts (each a “Trust”), each such Series of Certificates or Notes to represent a beneficial interest in, or secured by, certain mortgage assets, which may include residential, commercial or multifamily mortgage loans, loans secured by manufactured homes, mortgage participations or pass-through certificates representing beneficial ownership interests in any such loans, or collateralized mortgage obligations secured by any such loans, and in certain other assets such as insurance policies or reserve funds (collectively, the “Mortgage Assets”); and

WHEREAS, the Board of Directors has determined that it is in the best interests of the Company that it continue to sell certain classes of its Certificates or Notes through public offerings or private offerings which, if public, require registration of the Certificates or Notes with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”) or, if private, may be sold in private placements under Section 4(2) of the Act or otherwise, with subsequent resales permitted pursuant to Rule 144A or Regulation S under the Act or pursuant to another exemption from registration thereunder.

NOW, THEREFORE, IT IS RESOLVED, that the Company be and hereby is authorized to engage in public offerings or private offerings of Certificates or Notes which, if public, require registration under the Act in which the Company will act as depositor of certain of the Mortgage Assets into a Trust in exchange for Certificates or Notes representing the beneficial interest in, or secured by, such Mortgage Assets to be issued by a Trust simultaneously with such deposit, which Certificates or Notes will be sold by the Company or its affiliate;

RESOLVED, that the execution in the name of the Company by the directors and appropriate officers and the filing with the SEC under the Act of a registration statement on Form S-3 (the “Registration Statement”) including a prospectus (the “Prospectus”), four forms of prospectus supplements and any exhibits and other documents relating thereto and required to be filed with the SEC, for the purpose of registration and public offering by the Company, from time to time, of up to $1,000,000 aggregate principal amount of Certificates and Notes (in addition to any remaining principal amount of Certificates, which may also be publicly offered as Notes, registered by the Company pursuant to Registration Statement Nos. 333-132765, 333-140945 and 333-131465), to be issued in series, in substantially the form of the draft Registration Statement presented to the Board of Directors on the date hereof be, and hereby is authorized, and such officer(s) be and hereby are authorized and empowered to file pre- and post-effective amendments or supplements to the Registration Statement and the Prospectus and forms of prospectus supplements included therein, with such further changes in and additions thereto asthey in their sole discretion deem necessary or desirable in order to effect the registration of the Certificates and Notes, and further to cause to be filed with the SEC such other documents as they deem necessary or desirable in order to comply with the Act and the Securities Exchange Act of 1934, as amended;

RESOLVED, that the directors and appropriate officers are hereby authorized to determine in each and every supplement to the Prospectus (a “Prospectus Supplement”) or private placement memorandum (a “Private Placement Memorandum”) related to a Series of Certificates or Notes the designations, Series, pass-through rates, issue date, principal amounts, notional amounts and other terms and conditions for each such Series, without limitation as to the aggregate amount of Certificates or Notes to be issued in private offerings authorized by this resolution;

RESOLVED, that the Company be, and hereby is, authorized to (a) establish a Trust for the issuance and sale of the Certificates or Notes and (b) acquire and convey to the Trust certain Mortgage Assets, as the directors or appropriate officers may approve;

RESOLVED, in connection with any public offering, that the Chairman, President, Principal Accounting Officer and Controller, Treasurer, Director of Taxes, or any Vice President and any other officer specifically authorized by the Board of Directors in writing (the “Authorized Officers”), the Secretary or any Assistant Secretary of the Company or Director is hereby authorized (a) to prepare any Prospectus Supplement in connection with the offering of any public certificates or notes, and (b) to negotiate, execute and deliver a pooling and servicing agreement, indenture, trust agreement, underwriting agreement, mortgage loan purchase and sale agreement or assignment agreement and such other documents and agreements as may be necessary to effect the intent and purpose of the foregoing resolutions, in such forms as any such officers or Directors deem necessary or advisable;

RESOLVED, in connection with any private offering, that the Authorized Officers are hereby authorized (a) to prepare any Private Placement Memorandum in connection with the offering of any private Certificates or Notes, and (b) to negotiate, execute and deliver a pooling and servicing agreement, indenture, trust agreement, purchase agreement, mortgage loan purchase and sale agreement or assignment agreement and such other documents and agreements as may be necessary to effect the intent and purpose of the foregoing resolutions, in such forms as any such officers or Directors deem necessary or advisable;

RESOLVED, that the Authorized Officers are hereby authorized and directed to take all such actions as such officer or Director shall deem necessary or appropriate in order to obtain any required rating of any Certificate or Note by one or more nationally recognized rating organizations;

RESOLVED, that the Authorized Officers are hereby authorized and directed to pay any and all expenses and fees arising in connection with the sale of Certificates or Notes or otherwise in connection with these resolutions;

RESOLVED, that the corporate seal of the Company may be affixed to any instrument or document executed pursuant to the foregoing resolutions by impressing or affixing such corporate seal thereon or by imprinting or otherwise reproducing thereon a facsimile of such corporate seal;

RESOLVED, that each officer or director who is required or entitled to execute the Registration Statement (whether in name and on behalf of the Company, or as an officer or director of the Company, or both) be, and each of them hereby is, authorized and empowered to execute a power of attorney appointing Bruce Kaiserman and Peter Sack, as attorneys-in-fact, with full power of substitution severally, (a) to execute (individually and in each capacity in which such officer or director is required or entitled to execute the Registration Statement, including in the name of and on behalf of the Company) the Registration Statement and all amendments (including post-effective amendments) to the Registration Statement and documents in connection therewith, which amendments may make such changes in the Registration Statement as the attorney-in-fact acting in the premises deems appropriate, and (b) to cause the Registration Statement and any such amendment or amendments to the Registration Statement, so executed, to be filed with the Commission, each of said attorneys to have power to act with or without the others, and to have full power and authority to do and perform in the name and on behalf of each of said officers and directors who shall have executed such a power of attorney, every act whatsoever which such attorneys or any of them may deem necessary, appropriate or desirable to be done in connection therewith as fully and to all intents and purposes as such officers or directors might or could do in person;

RESOLVED, that the Authorized Officers, the Secretary or any Assistant Secretary of the Company be, and each of them with full authority to act without the others, hereby is, authorized and directed in the name and on behalf of the Company to take any and all action which he or she may deem necessary or advisable in order to obtain a permit, register or qualify the Certificates or Notes for issuance and sale or to request an exemption from registration of the Certificates or Notes, to register or obtain a license for the Company as a dealer or broker under the securities laws of such of the states of the United States of America or other jurisdictions, including Canada, as such officer may deem advisable, and in connection with such registration, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, file and publish all such applications, reports, issuer's covenants, resolutions, irrevocable consents to service of process, powers of attorney and other papers, agreements, documents and instruments as may be deemed by such officer to be filed or advisable to be filed, and that the Board of Directors hereby adopts the form of any and all resolutions required by any such state authority in connection with any such applications, reports, issuer's covenants, irrevocable consents to service of process, powers of attorney and other papers, agreements, documents and instruments if (i) in the opinion of the officer of the Company so acting the adoption of such resolutions is necessary or advisable and (ii) the Secretary of the Company evidences such adoption by filing with this Unanimous Written Consent copies of such resolutions, which shall thereupon be deemed to be adopted by the Board of Directors and incorporated in this Unanimous Written Consent as part of this resolution with the same force and effect as if included herein, and that the Authorized Officers, the Secretary or any Assistant Secretary of the Company take any and all further action which they may deem necessary or advisable in order to maintain such registration in effect for as long as they may deem to be in the best interests of the Company;

RESOLVED, that it is in the best interests of the Company that the Certificates and Notes be qualified or registered for sale in various states, that the Authorized Officers, the Secretary or any Assistant Secretary of the Company and its counsel are authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the Certificates and Notes as said Authorized Officers, the Secretary or any Assistant Secretary may deem advisable, that said Authorized Officers, Secretary or any Assistant Secretary are hereby authorized to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process, and the execution by such Authorized Officers, Secretary or any Assistant Secretary of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents to be executed and the action so taken;

RESOLVED, that the Authorized Officers are hereby authorized and directed to execute and deliver, in the name and on behalf of the Company, any and all additional instruments, documents, or agreements and to take such further action as to any of them appears necessary or desirable to carry into effect the intent and purpose of the foregoing resolutions; and

RESOLVED, that any and all actions of the officers of the Company in connection with the matters contemplated by the foregoing resolutions taken prior to the date hereof be, and they hereby are, approved ratified and adopted in all respects as fully as if such actions had been presented to this Board of Directors for its approval prior to such actions being taken.

IN WITNESS WHEREOF, the undersigned Directors have executed this Unanimous Written Consent this 5th day of March, 2009.

/s/ Bruce Kaiserman
Bruce Kaiserman

/s/ Peter Sack
Peter Sack

/s/ Julianna Johnson
Julianna Johnson